                                                                   EXHIBIT 10.18


                                                             Contract No. 010006


                        LICENSING AGREEMENT - DOMESTIC
                        ------------------------------

     AGREEMENT made as of July 31, 1996, between The Hearst Corporation, King Features Syndicate Division ("King"), a Delaware corporation with offices at 235 East 45th Street, New York, New York 10017, and Brilliant Digital Entertainment, Inc. ("Licensee"), a Delaware corporation with offices at 6355 Topanga Canyon Boulevard, Suite 513, Woodland Hills, California 91367.

     King and Licensee agree as follows:

                               BASIC PROVISIONS

     1.   Property and Trademarks:
          -----------------------

                                    POPEYE

     2.   Products:    CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
          --------
                       WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL
                       INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION) interactive story-based computer CD_ROM products incorporating games, puzzles, activities, adventures and/or stories designed for use by children in the three (3) to twelve (12) year old age group and capable of operating on CD-ROM drives with IBM or compatible PC hardware using Microsoft
                       Windows or Macintosh or compatible hardware for use on personal computers as such computers are presently configured. No characters other than POPEYE and the related characters shall be included in the Products. The license does not include the right to adapt the software for use on operating platforms other than those specifically described herein; specifically excluded are the rights to make software compatible with Sega or Nintendo formats, or other electronic consumer gaming formats such as handheld electronic game versions of the Products. Licensee is granted the right to make only a single version of each software product.

     3.   Territory:   All countries in which English is the predominantly
          ---------
                       spoken language.

                       The Products may be distributed only to the home and educational personal computer market and shall be solely for use by consumers in their homes, schools and libraries and not for public exhibition or transmission of any kind. The Products shall be distributed under license (which may be in the form of a shrink wrap), which prohibits copying except for archival purposes and prohibits the creation of print products based upon the Products, except such print copies of individual screens from the software that may be made by the consumer for private use.

     4.   Language:    English
          --------

     5.   Term:
          ----

          (a)          Basic Term: The "Basic Term" of this Agreement and the
                       ----------
                       license granted hereunder shall commence on CONFIDENTIAL INFORMATION OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, and continue until CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, subject to the provisions hereof.

          (b)          Term Extensions (if any) and Minimum Earned Royalties: If
                       -----------------------------------------------------
                       Licensee earns the specified Minimum Earned Royalties, Licensee shall have the following options if any, to extend the Basic Term (such extensions herein called "term Extension(s)"):

                       Licensee shall have CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) renewal option for CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, provided that Royalties earned and paid King for the Basic Term equal at least $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ("Minimum Earned Royalties").

                       "Term" means the Basic Term and all Term Extensions.

     6.   Advances, Royalties, Minimum Royalties Guarantee, etc,:
          ------------------------------------------------------

          (a)          Advance:
                       -------

                       (i) Licensee shall pay King a non-refundable advance ("Advance") in the amount of $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION payable as follows: $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION upon the execution of this Agreement and $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on or before CONFIDENTIAL INFORMATION OMITTED AND FILES SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                       (ii)   Licensee shall pay King an additional
                       non-refundable Advance for each Term Extension period as follows:

                              $CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION

                       (iii) Unless specified otherwise herein, Advances shall be paid on or before the first day of the applicable period of the Term.

                       (iv) The Advance shall be recoupable by Licensee out of Royalties payable to King pursuant to subparagraph (b).

          (b)          Royalty:
                       -------

                       (i) Licensee shall pay King a royalty ("Royalty") of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% based upon the Gross Wholesale Price (as defined in the Standard Terms and Conditions) of each Product sold, except with respect to Products sold to hardware manufacturers to be included for sale with such manufacturers hardware (OEM), in which cases Licensee shall pay King CONFIDENTIAL INFORMATION OMITTED AND FILES SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% based upon Licensee's Net Revenues (as defined in the Standard Terms and Conditions), for each Product sold. A Product shall be deemed "sold" as of the date on which such Product is shipped, invoiced, billed or paid for, whichever first occurs.

                       (ii)   Royalties shall be reported separately by country.

          (c)       Payments and Statements:
                    -----------------------

                    (i) All payments and statements shall be made quarterly commencing CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, and shall be sent to King at the address specified in the heading of this Agreement and shall be sent to the attention of: CONTROLLER. Notwithstanding any provisions to the contrary in the Standard Terms and Conditions: (A) payments and statements shall be due within fifteen (15) days after the end of each calendar quarter and (B) statements shall conform in all material respects to the form attached as Exhibit D.

                    (ii)  Notices, Submission. Additionally, a copy of all
                          -------------------
                    statements, as well as all other notices and submissions (unless expressly directed otherwise in this Agreement), shall be sent to the attention of King's DIRECTOR OF LICENSING at the same address.

          (d)       Contract Reference:
                    ------------------

                    All payments and statements shall reference the Contract No. set forth at the top of this Agreement.


          (e)       Currency:
                    --------

                    All payments to be made to King hereunder shall be payable in U.S. currency.


     7.   Marketing Date:     CONFIDENTIAL INFORMATION OMITTED AND FILED
          --------------      SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION


     8.   Advertising, Marketing Requirements: Not Applicable.
          -----------------------------------

     9.   Copyright/Trademark Notice:  Until such time as King otherwise
          --------------------------
notifies Licensee, the notice shall be in the following form:

          (TM) and (C) (year) King Features Syndicate, Inc.
          (TM) The Hearst Corporation

          Licensee shall also affix to the Producer or Promotional and Packaging Material the design(s) attached hereto as Exhibit A.

          Additionally, Licensee shall execute and return to King the trademark registration document either attached hereto as Exhibit B or provided by King hereafter.

     10. Samples: Licensee shall provide King with the following quantities of Product samples (pursuant to paragraph 6(g) of the Standard Terms and Conditions attached hereto):

                                  twelve (12)

     11.  Standard Terms and Conditions:  This Agreement includes all the
          -----------------------------
          Standard Terms and Conditions annexed hereto.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Brilliant Digital Entertainment, Inc.               The Hearst Corporation
                                            King Features Syndicates Division

By:     /s/ Diana Maranon                   By: /s/ Lawrence T. Olson
   -----------------------------------         --------------------------------
Name:   Diana Maranon                       Lawrence T. Olson
Title:  Secretary                           Executive Vice President and General
                                            Manager

                                   EXHIBIT C
                                   ---------

                           Manufacturer's Agreement
                           ------------------------

     Agreement dated as of ____________________ between Brilliant Digital Entertainment, Inc. ("Contractor") and (NAME OF MANUFACTURER) ("Manufacturer").

Name and Address of Manufacturer:  (NAME/ADDRESS)

Property and Trademarks:  (PROPERTY AND TRADEMARKS AS DEFINED IN LICENSE
AGREEMENT)

Products:  (PRODUCTS AS DEFINED IN LICENSE AGREEMENT)

Territory:  (COUNTRY/TERRITORY)

Expiration of Manufacturer's Agreement (unless sooner terminated or extended):
(DATE)

1. Contractor hereby engages Manufacturer to manufacture such quantities of the Products as Contractor may specify from time to time.

2. Upon the failure of Manufacturer to comply with any of this Agreement, Contractor may elect to terminate this Agreement forthwith and require that portion of all copies and molds or other devices used to manufacture the Products in possession of Manufacturer be immediately delivered to Contractor or be destroyed.

3.   Manufacturer agrees that:

     (a) it will not manufacture the Products for or supply the Products to anyone but Contractor;

     (b) it will not deliver the Products in any territory other than the Territory listed above;

     (c) it will not manufacture any merchandise utilizing the Property and Trademarks other than the Products, nor will it produce any items in excess of the quantity stipulated by Contractor; and

     (d) the Products manufactured by it shall invariably and without exception bear a copyright notice as stipulated by Contractor, accompanied by such other information or notice as may be prescribed by the laws applicable to the Territory, or as Contractor may instruct in writing.

4. Manufacturer hereby acknowledges the proprietary rights of Contractor's licenses or, King Features Syndicate Division, The Hearts Corporation ("King") in and to such Property and Trademarks. Manufacturer also acknowledges that it acquires no proprietary rights whatsoever in the Property and Trademarks, the Products, or any trademarks or copyrights associated therewith and that all materials it produces or creates, including any molds, engraving or other devices used to reproduce the Products shall be the exclusive property of King.

5. Manufacturer further acknowledges that King is the intended third-party beneficiary of this Agreement and King shall be entitled to initiated enforcement proceedings as may be appropriate against Manufacturer in the event of any breach hereof, including but not limited to seeking injunctive relief. The Manufacturer agrees that its failure to comply with its obligations hereunder would cause irreparable injury to King not wholly compensable with monetary damages. In addition, Manufacturer shall be responsible to Contractor and King for damages, including costs and attorney's fees, caused by any unauthorized use of such molds, engravings or other devices used to reproduce the Property and Trademarks.

6. Upon notice from Contractor or King, Manufacturer will immediately cease manufacturing the Product and at Contractor's or King's election either turn over to Contractor or King any molds, engravings or other devises used to reproduce the Property and Trademarks and Products or will give satisfactory evidence of their destruction so that they can no longer be used to reproduce said Property and Trademarks.

CONTRACTOR                                      MANUFACTURER
Brilliant Digital Entertainment, Inc.           (NAME)


By______________________________                By______________________________
Title___________________________                Title___________________________

                         KING FEATURES LICENSING GROUP
                         STANDARD TERMS AND CONDITIONS

1.   LICENSE GRANTED:
     ---------------

(a) King hereby grants to Licensee a non-transferable and non-assignable license, without the right to grant sub-licenses, to use the Property and the Trademarks solely for the manufacture, sale, advertising and promotion (collectively "Sale") of the Products solely within the Territory and in the Language. All rights in and to the Property and the Trademarks not expressly granted to Licensee hereunder shall remain with King.

(b) Licensee understands that King is not granting any rights with respect to any music whether associated with the POPEYE characters or otherwise. In the event that any music is included in the Products, Licensee will obtain and to the extent required pay for all necessary music synchronization and performing rights from the copyright owners of such music and such other person, firms or associations, societies or corporations as may own or control the performing rights thereto, and King shall have no obligation, financial or otherwise, relating thereto.

2.   TERM EXTENSIONS:
     ---------------

     If Licensee is granted any option(s) to extend the Term, each such option must be exercised by notifying King in writing at least sixty (60) days prior to the expiration of the then-current period of the Term. As a precondition to Licensee's effective exercise of any such option, Licensee must have fully performed all of its obligations hereunder, and specifically must have paid all payments then due and must have earned any Minimum Earned Royalties specified in the Basic Provisions.

3.   ROYALTY PROVISION:
     -----------------

(a) Royalties shall be paid by Licensee to King on all Products sold by Licensee, even if not invoiced or billed (such as introductory offers, samples, promotions and the like in excess of commercially reasonable quantities to prospective customers, and sales to affiliates, associates or subsidiaries of Licensee), and shall be based upon Licensee's usual Gross Wholesale Price or Net Revenues, as applicable, for such Products during the period sold.

(b) Licensee shall pay to King on execution of this Agreement, and on the commencement of each Term Extension period, if any, a non-refundable Advance against Royalties ("Advance") specified in the Agreement. For the Basic Term and each Term Extension period, if any, Licensee shall also pay to King a non-refundable, "Guaranteed Minimum Royalty" in the amount specified in the Agreement. If, upon termination or expiration of the Term, the total Royalties paid by Licensee to King during the period of the Term immediately preceding expiration or termination, including the Advance, is less than the Guaranteed Minimum Royalty for such period, Licensee shall immediately pay such difference to King. Royalty payments made for any period of the Term (e.g., Basic Term or
                                                           ----
any Term Extension period) shall be credited against the Guaranteed Minimum Royalty for such period of the Term.

(c) "Gross Wholesale Price" shall mean Licensee's invoiced billing price to its customers or distributors less (i) credits for actual returns not to exceed, in any quarterly accounting period, CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of Licensee's sales of the Products during such accounting period; (ii) returns for damaged goods; and
(iii) sales taxes included in the purchase price or paid out of receipts from sales. "Net Revenues" shall mean gross revenues received by Licensee from sales of the Products to hardware manufacturers to be included for sale with such manufacturers hardware (OEM) less (i) credits for actual returns not to exceed, in any quarterly accounting period, CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of Licensee's sales of the Products during such accounting period, CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of Licensee's sales of the Products during such accounting period; (ii) returns for damaged goods; and (iii) sales taxes included in the purchase price or paid out of receipts from sales. No other deductions shall be made in computing the Gross Wholesale Price or Net Revenues whether for cash or other discounts, commissions, uncollectible accounts, taxes (excluding sales taxes), fees, assessments, impositions, payments or expenses of any kind.

4.   STATEMENTS AND PAYMENTS:
     -----------------------

(a) Licensee shall provide King within thirty (30) days after the end of each calendar quarter (the "Royalty Period"), a complete and accurate statement of its sales of Products for the Royalty Period. Said statement shall be certified as accurate by the Licensee and include the number, description and Gross Wholesale Price of each Product (including each separate type, style and kind of Product) and, for Products sold on an OEM basis, the Net Revenues for the Products sold during the Royalty Period, information as to discounts given and returns actually credit and any other information King may from time to time request. Statements shall be furnished to King whether or not any Products have sold and whether or not Royalties have been earned during the Royalty Period. Statements shall be in the form acceptable to King. The amount due King for the Royalty Period shall be paid simultaneously with the submission of such statements. All payments shall be in such currency as is specified in the Agreement. If no other currency is specified in the Agreement, all payments shall be in United States currency drawn on a United States bank. In no event shall the amount credited for returns during any Royalty Period exceed the Licensee's Royalty obligation for such Royalty Period or be used as a credit against past or future Royalty obligations of the Licensee.

(b) Licensee shall send all statements and payments to King at its address listed in the heading of this Agreement unless otherwise specified in the Basic Provisions hereof. King reserves the right to change its designation of the recipient of payments and statements including its designation of: (i) agent;
(ii) agent's address; or (iii) King's address by giving written notice thereof to Licensee.

(c) The receipt or acceptance by King of any statement or payment (or its cashing of any Royalty checks) shall not preclude King from questioning the correctness thereof at any time and any inconsistencies or mistakes shall immediately be rectified.

(d) Time is of the essence with respect to all payments to be made hereunder by Licensee, and interest at a rate of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%) per year, compounded daily, of, if less, the maximum lawful interest rate, shall accrue from the date payment is due until the date payment is received. The preceding provision shall also apply to any amounts found to be unpaid following an examination of Licensee's books and records.

5.   AUDIT:
     -----

(a) Licensee shall keep accurate books of account and records at its principal place of business covering all transactions relating to the License granted herein. King and its duly authorized representatives shall have the right, during reasonable business hours, to examine Licensee's said books of account and records and all other documents and material relating to the subject matter and the terms of this Agreement and to make copies and extracts thereof. If any underpayment is greater than CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%) for any Royalty Period, the Licensee shall reimburse King for the costs and expenses of such audit.

(b) Upon request by King, but not more than once each year, Licensee shall, at its own cost, furnish to King within thirty (30) days after such request a detailed statement, prepared by an independent certified public accountant acceptable to King, setting forth the number of Products manufactured from the later of the commencement of this Agreement or the date of any previous such statement up to and including the date of King's request therefore and also setting forth the pricing information for all Products (including the number and description of the Products) shipped, distributed or sold by Licensee during the aforementioned time period.

(c) All books of account and records of Licensee covering all transactions relating to the License shall be retained by the Licensee until at least two (2) years after the expiration or termination of the Term for possible inspection by King.

6.   QUALITY, NOTICES, APPROVALS AND SAMPLES:
     ---------------------------------------

(a) The quality of the Products and all promotional, advertising and packaging material which includes the Property or the Trademarks (the "Promotional and Packaging Material") shall be at least as high as the best quality of similar products and promotional, advertising and packaging material presently shipped, distributed, sold or used by Licensee in the Territory and shall be in full conformance with all applicable laws and regulations.

(b) Licensee may not manufacture, use, sell, advertise, promote, ship or distribute any Product nor Promotional and Packaging Material until it has been approved in writing by King. Such approval may be granted or withheld as King, in its sole discretion, may determine. King's failure to approve in writing a submission by the Licensee within CONFIDENTIAL

INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) days from the date King receives such submission shall be deemed disapproved. King agrees to act in a timely manner to review each submission.

(c) Before commencing or authorizing third parties to commence the design or development of Products or of Promotional and Packaging Material which have not been previously approved in writing by King, Licensee shall submit at its own cost to King for approval the following material in the following sequence: (i) a description of the concept, including full information on the nature and function of the proposed item and a general description of how the Property, Trademarks and other material will be used thereon; (ii) complete layouts and descriptions of the proposed Products and Promotional and Packaging Material showing exactly how and where the Property, Trademarks and all other artwork and wording will be used; (iii) pre-production models or prototype samples of the proposed Products and Promotional and Packaging Material; and (iv) actual production samples of the proposed Products and Promotional and Packaging Material (the "Production Samples"). Licensee shall not proceed beyond any stage where approval is required without first securing such approval. Licensee shall use the form annexed hereto as Schedule A in connection with its submission. Licensee's failure to adhere to the aforesaid approval requirements shall constitute a material breach of this agreement. No such approval by King shall act to waive, diminish or negate Licensee's indemnification to King as set forth below.

(d) All Products and all Promotional and Packaging Materials shall contain permanently affixed, non-removable appropriate legends, markings and notices as required from time to time by King, to give appropriate notice to the public of King's rights therein. Unless otherwise expressly approved in writing by King or until such time as King advises Licensee otherwise, each usage of the Trademarks shall be followed by either the TM or the R Trademark Notice symbol or the word "Trademark," as appropriate, and initially the notices and legends as set forth in section 9 of the Basic Provisions shall appear at least once on each Product and on each piece of Promotional and Packaging Material.

(e) Additionally, the following language shall appear on screen at the beginning of the Product software and on the Product packaging:

     This program shall be used for home entertainment and educational purposes only and not for commercial purposes, public exhibitions, transmissions or retransmissions of any kind. All rights in any derivative works created by the use of this program shall vest exclusively in King Features. No program or program materials may be copied or downloaded in whole or in part except only in the normal private use of the program.

(f) Where patent protection is either pending or has been granted for any portion of the Property, the Licensee shall further include the appropriate patent notice on all Products and on all pieces of Promotional and Packaging Materials.

(g) (i) Licensee shall use no markings, legends or notices on or in association with the Products or Promotional and Packaging Material other than the above specified legend and such other markings, legends and notices as may from time to time be specified by King without first obtaining King's prior written approval. Licensee hereby represents and undertakes that it will not at any time without King's prior written consent assign, sub-license, sub-contract or otherwise deal with all or any part of the rights hereby granted or amend, revise, develop, or vary all or any part of the Property; (ii) If Licensee shall with or without the prior written consent of King create or acquire derivative designs, whether amendments, revisions, developments or variations of all or any part of the Property (hereinafter called the "Derived Further Designs") (without prejudice to King's rights against the License in the event of the unauthorized creation of any Derived Further Design) King or its designee shall automatically acquire (and Licensee shall execute such assignments or other documents as King may request) all rights of every kind, nature and description (including without limitation the entire copyrights throughout the world and all extensions thereof) in and to all such Derived Further Designs and the Licensee does hereby agree and undertake:

     (1) Prior to the creation or acquisition of any Derived Further Design in accordance with section 6(g)(i) to obtain from the proposed draftsman, artist, designer or the creator of the Derived Further Design or the person to whom in law or in fact the rights in the Derived Further Design shall belong a written absolute sale and assignment of all of that person's rights whether present or future in the Derived Further Design in favor of King;

     (2) The Derived Further Design shall at all times both before and after approval by King be King's sole and exclusive property.

(h) Upon commencement of manufacture, shipment and distribution of the Products or Promotional and Packaging Material after all required approvals have been given by King, Licensee shall submit, at its own cost, the number of aforementioned Production Samples of the Products and Promotional and Packaging Material set forth in the Basic Provisions to King.

(i) King may periodically during the Term, require that Licensee submit to King, at no cost to King, additional sets of Production Samples of the Products and Promotional and Packaging Material as reasonably requested by King to enable King to review continued compliance by Licensee with the requirements of this Agreement.

(j) Licensee shall not depart from approved Production Samples in any material respect without the prior written approval of King. Licensee shall make submissions to King and obtain approvals in the manner required above each time new or revised concept, layouts, descriptions, artwork, models, prototype samples or Production Samples are created or developed.

(k) To assure that the provisions of this Agreement are being observed, Licensee shall allow King or its designees to enter Licensee's premises and, to the extent within Licensee's power, the premises where the Products are being manufactured during regular business hours and upon not less than five (5) days' notice, for the purpose of inspecting the Products and Promotional and Packaging Material and the facilities in which the Products and Promotional and Packaging Material are being manufactured and in which the Products are being packaged.

(l) If the quality standards or trademark, patent and copyright usage and notice requirements hereinabove referred to are not met or maintained throughout the Term then, upon receipt of written notice from King, Licensee shall immediately discontinue all Sales or other activity or dealing with the non-conforming Products or Promotional and packaging Material.

7.   ARTWORK:
     -------

(a) The form and content of all artwork for use in all media shall be submitted to King for its prior written approval. Licensee shall also submit to King for approval, samples of the proposed use on each Packaging Material of such artwork, even if the artwork itself has already been approved.

(b) All artwork and designs involving the Property or Trademarks shall, notwithstanding their invention or use by Licensee, be and remain the property of King who shall be entitled to use and license others to use such artwork and designs, subject to the provisions of this Agreement.

8.   OWNERSHIP OF RIGHTS:
     -------------------

(a) King owns or has the exclusive right to license the rights in the Property and the Trademarks herein licensed to Licensee.

(b) As used herein, "Software" means all software tools and utilities and the search and retrieval software, including the source and object code therefor used in or in connection with the Products. As used herein, "Licensee's Software" means all software originated or supplied by Licensee in connection with the Products, to the extent that such Software is separable from, does not incorporate any aspect or elements of, and can be used independently of, the Property and trademarks. As used herein, "King's Software" means all software that is inseparable from, cannot be used independently of, and incorporates any aspect or element of, the Property and Trademarks, including but not limited to user interfaces and screen displays. Licensee shall retain all rights, title and interest in and to the Licensee's Software, King shall retain all rights, title and interest in and to the Property and Trademarks, (including, without limitation, all copyright rights) and King's Software.

     Upon the expiration or termination of the Term: (i) King shall have no right to use the Products or Licensee's Software without Licensee's prior written consent thereto, provided that, all rights of every nature and kind of the Property and Trademarks (including the rights and license granted Licensee hereunder) and King's Software shall revert to King and King shall be entitled to use and license others the use of the Property and Trademarks and King's Software without reservation or restriction in all means, formats, media and technologies, now known or hereafter developed; and (ii) Licensee shall have no rights to use the Products, the Property and Trademarks or King's Software without King's prior written consent thereto, provided that, all rights of every nature and kind to Licensee's Software shall remain with Licensee and Licensee shall be entitled to use and license others the use of Licensee's Software without reservation or restriction in all means, formats, media and technologies, now known or hereafter developed, so long as all uses of the Property and Trademarks and King's Software are removed from and not included in any such use.

(c) As between King and Licensee, all right, title and interest in the Property and the Trademarks are reserved by King for use except for the rights specifically licensed to Licensee hereunder.

(d) No license other than for Sale of the Products in the Territory is being granted hereunder, and King reserves for use as it may determine all other rights of any kind. Licensee recognizes that King may already have entered into, and may in the future enter into, license agreements with respect to the Property or the Trademarks for products which fall into the same general product category as one or more of the Products and which may be similar to but not the same as one or more of the Products in terms of use, function, or otherwise, and Licensee hereby expressly concedes that the existence of said licenses shall not constitute a breach of this Agreement by King.

(e) Licensee shall not use King's name, the Property or the Trademarks other than as permitted hereunder and, in particular, shall not incorporate King's name, the Property or the Trademarks in Licensee's corporate or business name in any manner whatsoever. Licensee will in no way represent that it has any right, title or interest in the Property or the Trademarks other than those expressly licensed to Licensee hereunder. Licensee will not use or authorize the use, either during or after the Term, of any configuration, trademark, trade name or other designation confusingly similar to King's name, the Property or the Trademarks.

9.   GOOD WILL AND PROMOTIONAL VALUE:
     -------------------------------

(a) Licensee recognizes the value of the good will associated with the Property and the trademarks and acknowledges that the Property, Trademarks and all rights therein and the good will pertaining thereto belong exclusively to King. Licensee acknowledges that the Property and the Trademarks have acquired secondary meaning in the mind of the public. Licensee will not attack the title or any rights of King in the Property or the Trademarks or the validity of the License being granted herein either during or after the Term.

(b) Licensee's use of the Property and the Trademarks shall insure to the benefit of King and Licensee shall not, at any time, acquire any rights in the Property or the Trademarks by virtue of such use.

(c) Licensee acknowledges that: (i) King is entering into this Agreement not only in consideration of the Royalties to be paid hereunder but also for the promotional value to be secured by King for the Property and the Trademarks as a result of the Sale of the Products by Licensee; and (ii) its failure to manufacture, sell, advertise or promote Products in accordance with the provisions of this Agreement or to fulfill any of Licensee's other obligations hereunder will result in immediate and irreparable injury to King, and King will have no adequate remedy at law. Therefore, King, in addition to all other remedies it may have, shall be entitled to injunctive relief against any such breach.

10.  TRADEMARK, PATENT AND COPYRIGHT PROTECTION:
     ------------------------------------------

(a) The License granted hereunder is conditioned upon Licensee's compliance with the applicable provisions of the trademark, patent and copyright laws of the United States and each foreign country in the Territory. Licensee shall keep records of and advise King when each of the Products is first sold in each country in the Territory.

(b) Licensee shall cooperate with King in protecting and defending the Property and Trademarks including the execution of any documents as requested by King. If any claim or problem arises with respect to the protection of the Property or the Trademarks in the Territory, Licensee shall promptly advise King in writing of the nature and extent of same. King shall have the right but not the obligation to take any action whatsoever, with counsel of its own choice, if any claim or problem arises with respect to the protection of the Property or the Trademarks.

(c) Licensee shall not at any time apply for copyright, trademark or patent protection nor file any document with any governmental authority nor take any other action which could affect King's rights int he Property or the Trademarks.

11.  INFRINGEMENTS:
     -------------

(a) Licensee shall assist King in the enforcement of any rights of King in the Property of the Trademarks. King may commence or prosecute any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall notify King in writing of any infringements or imitations by third parties of the Property, the Trademarks, the Products or the Promotional and Packaging Material which may come to the Licensee's attention. King shall have sole right to determine whether or not any action shall be taken on account of any such infringement or imitation. Licensee shall not contact the third party, nor make any demands or claims, nor institute any suit nor take any other action on account of such infringements or imitations without first obtaining the prior written permission of King. All costs and expenses, including attorneys' fees, incurred in connection with any suit instituted by Licensee without the consent of King shall be borne solely by Licensee.

(b) With respect to all claims and suits, including suits in which Licensee is joined as a party, King shall have the sole right to employ counsel of its choice and to control the litigation and any settlement thereof. King shall be entitled to receive and retain all amounts awarded as damages, profits or otherwise in connection with such suits.

12.  INDEMNIFICATION:
     ---------------

(a) King shall defend, indemnify and hold Licensee harmless against any claims, liabilities, judgments, losses, costs and expenses, including reasonable attorneys' fees, arising solely out of third party assertion of rights in the Property or Trademarks based solely on the use of the Property or the Trademarks by the Licensee as authorized in this Agreement, provided that Licensee shall notify King of any such claim, demand, cause of action or judgment within ten
(10) days after Licensee acquires knowledge hereof, and further provided that King shall have the right to undertake and conduct the defense of any cause of action so brought and handle any such claim or demand. In no event shall King have any liability for loss of profits or consequential damages.

(b) Licensee shall defend, indemnify and hold King and its parent, subsidiary, related companies and agents harmless against any and all claims (including, without limitation, claims based upon negligence and strict liability), liabilities, judgments, losses, costs and expenses, including, without limitation, reasonable attorneys' fees, arising out of the breach or claimed breach by Licensee of any of the provision hereof or out of Licensee's design, manufacture, distribution, shipment, advertising, promotion or sale of the Products or the Promotional and Packaging Material. King shall have the right to defend any such action or proceeding with attorneys of its own selection.

13.  INSURANCE:
     ---------

     Licensee shall, throughout the Term obtain and maintain at its own cost from a qualified insurance company licensed to do business in the State of New York, separate policies for (i) standard Product Liability Insurance; and (ii) Advertisers' Liability Insurance, the form of which must be acceptable to King, naming King as an additional named insured. The Product Liability Insurance policy shall provide protection against all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Products or any material used in connection therewith or any use thereof. The amount of coverage under each policy shall be a minimum of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION Dollars ($CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) combined single limit, with no deductible amount, for each single occurrence for bodily injury and/or for property damage. Each policy shall provide for ten (10) days notice to King from the insurer by Registered or Certified Mail, return receipt requested of any modification, cancellation or termination. Licensee shall furnish to King a certificate of insurance evidencing same within thirty (30) days after execution of this Agreement and, in no event, shall the Licensee manufacture, offer for sale, sell, advertise, promote, ship or distribute the Products prior to receipt by King of such evidence of insurance.

14.  EXPLOITATION BY LICENSEE:
     ------------------------

(a) Licensee shall commence the Sale of the Products in commercially reasonable quantities in each of the countries within the Territory by the Marketing Date set forth in the Agreement.

(b) During the entire Term, Licensee will use its commercially reasonable efforts diligently and continuously to distribute, ship, sell, promote and meet the demand for all of the Products in the Territory.

(c) Products will be sold, shipped and distributed outright, at a competitive price that does not exceed the price generally and customarily charged the particular purchaser by the Licensee. Licensee will not discriminate against the Products by granting commissions/discounts to salesmen, dealers or distributors in favor of Licensee's other products. Products will only be sold to (i) retail stores and merchants for sale, shipment and distribution direct to the public; (ii) distributors; and (iii) to hardware manufacturers to be included for sale with such manufacturers hardware (OEM).

(d) Licensee shall sell to King, if it so requests, additional quantities of each Product at CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%) of Licensee's customary Gross Wholesale Price.

15.  PREMIUMS, PROMOTIONS AND SECONDS:
     --------------------------------

(a) King reserves the sole and exclusive right to utilize or license third parties to utilize any Product in connection with any premium, giveaway, mail order, in theatre sales, promotional arrangement or fan club (collectively referred to as "Promotional Products"), which retained right may be exercised by King concurrently with the rights licensed to the Licensee hereunder.

(b) Licensee shall not sell, ship, advertise, promote, distribute or use for any purpose whatsoever (or permit anyone else to do so) any Products or Promotional and Packaging Material which are damaged, defective, seconds or otherwise fail to meet the specifications or quality standards or trademark, patent and copyright usage and notice requirements of this Agreement.

16.  ASSIGNABILITY AND SUBLICENSING:
     ------------------------------

(a) The License granted hereunder is and shall be personal to Licensee and shall not be assigned by any act of Licensee or by operation of law. Licensee shall have no right to grant any sublicenses without King's prior written approval. Any attempt by Licensee to sublicense or assign to third parties its rights under this Agreement shall be null and void and shall constitute a material breach of this Agreement.

(b) King shall have the right to assign its rights and obligations under this Agreement without Licensee's approval.

(c) Licensee may have the Products manufactured by a third party on condition that Licensee: (i) obtains King's prior approval of the identity of such third party manufacturer; (ii) provides King with a list of the names and addresses of any third party manufacturer; (iii) enters into a written agreement with such manufacturer (a copy of which shall be made available to King) in substantially the form annexed hereto as Exhibit C; and (iv) Licensee shall indemnify King against any loss or damage arising as a result of any breach by any third party manufacturer of its obligations under the Agreement or otherwise arising out of acts or omissions by any third party manufacturer, in derogation of King's rights in and to the Properties and Trademarks.

17.  TERMINATION:
     -----------

     In addition to any other rights King may have hereunder, at law or in equity:

(a) King shall have the right to terminate this entire Agreement by giving written notice to Licensee, if Licensee: (i) manufactures, sells, advertises, promotes, ships, distributes or uses in any way any Product or Promotional and Packaging Material without having the prior written approval of King as provided for hereunder or after receipt of notice from King disapproving or withdrawing approval of same; (ii) or any of its controlling shareholders, officers, directors or employees take any action in connection with the manufacture, sale, advertising, promotion, shipment or distribution of the Products or the Promotional and Packaging Material which damages or reflects adversely upon King, the Property or the Trademarks; (iii) breaches any of the provisions of this Agreement relating to the unauthorized assertion of rights in the Property or the Trademarks; (iv) fails to make timely payment of Royalties or any other payments to King when due; (v) breaches any of the provisions of this Agreement prohibiting Licensee from assigning, transferring, sublicensing or otherwise encumbering this Agreement or any of its rights or obligations thereunder; (vi) fails to obtain or maintain product liability and advertising insurance as required by the provisions of this Agreement; (vii) or files a petition in bankruptcy, or a petition is filed against Licensee which is not dismissed within 30 days, or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business, or if a receiver is appointed for the Licensee or for the Licensee's business and such receiver is not discharged within thirty (30) days.

(b) King shall have the right to terminate upon written notice thereof to Licensee the portion(s) of this Agreement relating to any Product(s) in which the Licensee, for any reason, fails to commence sale, shipment and distribution of any such Product(s) by the Marketing Date in accordance herewith, or if Licensee, for any reason, after commencement, fails to continue to sell, ship and distribute such Products in commercially acceptable quantities in such country or countries for two consecutive Royalty Periods.

(c) King shall have the right to terminate this Agreement upon CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION written notice to Licensee in the following events, provided that during the CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION period, Licensee fails to cure the breach: (i) if Licensee shall breach or violate any of its obligations under this Agreement other than those covered in (a) or (b) above; or (ii) if Licensee becomes subject to any voluntary or involuntary order of any governmental agency involving the recall of any of the Products and/or Promotional and Packaging Material because of safety, health or other hazards of risks to the public.

18.  POST-TERMINATION AND EXPIRATION RIGHTS AND OBLIGATIONS:
     ------------------------------------------------------

     After expiration or termination of the Term:

(a) Licensee shall have no right to manufacture, offer, sell, ship, advertise, promote and distribute, use or deal with in any way Products or Promotional and Packaging Material except as provided in subsection (c) below.

(b) If the Term is terminated prior to its normal expiration date, notwithstanding anything to the contrary herein, all unpaid Royalties and any Advance or Guaranteed Minimum Royalty which would be payable if the Term had continued shall nevertheless be payable in full upon the termination of the Term.

(c) Except upon expiration or termination of the Term pursuant to section 17 above, Licensee may dispose of all Products which are on hand or in the process of manufacture at the time notice of termination is received or upon the expiration of the then in effect Term for a period of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION after notice of termination or such expiration, as the case may be, provided that the Advances and Royalties with respect to that period are paid and the appropriate statements are furnished for that period. During such CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION period, King may itself use or license the use of the Property and/or the Trademarks in any manner at any time anywhere in the world as King sees fit.

(d) All rights granted to Licensee shall forthwith revert to King which shall be free to license others to use the Property and the Trademarks in any manner. At King's election and in its sole discretion, Licensee shall either (i) turn over to King all molds and other materials which reproduce the Products or Promotional and related Packaging Material or (ii) cause the molds and such other materials to be destroyed and provide King with satisfactory evidence of their destruction. Licensee shall be responsible to King for any damages caused by the unauthorized use by the Licensee or by others of such molds or reproduction materials which are not so turned over to King or destroyed.

(e) Licensee acknowledges that its failure to cease the manufacture, offering for sale, sale, advertising, promotion, shipment, distribution or use of the Products or the Promotional and Packaging Material at the termination or expiration of the Term will result in immediate and irreparable damage to King and to the rights of any subsequent Licensee of King. Licensee acknowledges that there is no adequate remedy at law for failure to cease such activities and, in the event of such failure, King shall be entitled to injunctive or other equitable relief in addition to all other remedies King may have.

19.  FINAL INVENTORY UPON TERMINATION OR EXPIRATION:
     ----------------------------------------------

     Within thirty (30) days after the end of the Term, Licensee shall deliver to King a statement indicating the number and description of the Products on hand or in the process of manufacturing at the end of the Term. King shall have the option of conducting a physical inventory at any time after the end of the Term in order to ascertain or verify such statement. If Licensee refuses to permit King to conduct such physical inventory, then, without limiting any of King's other remedies, Licensee shall forfeit its rights hereunder to dispose of such inventory.

20.  NOTICES:
     -------

     All notices or other communications to either party shall be in writing and sent by mail, telex, cable or personal delivery to such party's address listed in the heading of this Agreement.

     Either party may change its address by notice in writing to the other.

21.  RELATIONSHIP OF THE PARTIES:
     ---------------------------

     This Agreement does not create a partnership or joint venture between the parties and Licensee shall have no power to obligate or bind King in any manner whatsoever.

22.  APPLICABLE LAW AND DISPUTES:
     ---------------------------

     This Agreement shall be governed by the laws of the State of New York applicable to agreements fully executed and performed therein. Any claims arising hereunder or relating hereto shall be prosecuted only in the appropriate court of the State of New York or in the United States District Court for the Southern District of New York and neither party shall make any claim or demand in any other jurisdiction forum. The parties consent to the personal jurisdiction of such courts and to the service of process by mail.

23.  CAPTIONS:
     --------

     Section captions are inserted only for convenience. Such captions shall not be given any substantive or legal effect.

24.  WAIVER:
     ------

(a) No waiver by either party of a breach of a default hereunder shall be deemed a waiver of any other breach or default.

(b) All of King's rights and remedies hereunder or at law or in equity shall be cumulative and result to one shall not be construed as a waiver of any other.

25.  SURVIVAL OF RIGHTS:
     ------------------

     Notwithstanding anything to the contrary herein, any obligations which remain executory after expiration of the Term of this Agreement shall remain in full force and effect until discharged by performance and such rights as pertain thereto shall remain in full force until their expiration.

26.  SEVERABILITY:
     ------------

     If any provision of this Agreement shall for any reason be held invalid, illegal or unenforceable same shall not affect the validity of this Agreement or any other provision hereof and this Agreement shall be interpreted and construed as if such provision, to the extent invalid, illegal or unenforceable, had not been contained herein.

27.  INTEGRATION:
     -----------

     This Agreement: (i) represents the parties' entire understanding and supersedes all previous representations, understandings or agreements, oral or written, between them with respect to the subject matter hereof; and (ii) cannot be modified except by a written instrument signed by the parties hereto.